Exhibit 5.2

666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

July 25, 2017

Rosetta Genomics Ltd.

10 Plaut Street, Science Park

Rehovot 76706 POB 4059

Israel

We have acted as counsel to Rosetta Genomics Ltd., an Israeli corporation (the “Company”), in connection with the proposed offering of 1,500,000 Class A Units (the “Class A Units”), each Class A Unit consisting of one Ordinary Share of the Company, par value NIS 7.2 per share (the “Ordinary Shares”), and one warrant to purchase one Ordinary Share (the “Series A Warrants”), up to 1,500,000 Class B units (the “Class B Units”), each Class B Unit consisting of a Series A Warrant and one pre-funded warrant to purchase one Ordinary Share (the “Series B Warrants”) and warrants to purchase 195,000 Ordinary Shares to be issued to H.C. Wainwright & Co., LLC, the Company’s placement agent for the proposed offering (the “Placement Agent Warrants,” and together with the Series A Warrants and Series B Warrants, the “Warrants”) pursuant to a Registration Statement on Form F-1 (Registration No. 333-217765) (as amended to date, the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Act”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Warrants.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in the circumstances contemplated by the form of Securities Purchase Agreement most recently filed as an exhibit to the Registration Statement (assuming the due authorization, execution and delivery of the Warrants by the Company; assuming the securities issuable upon exercise of the Series B Warrants have been duly authorized and reserved for issuance by all necessary corporate action; and assuming the securities issuable upon exercise of the Series A Warrants and the Placement Agent Warrants will have been duly authorized and reserved for issuance by all necessary corporate action prior to the Series A Warrants’ and the Placement Agent Warrants’ becoming exercisable in accordance with their terms), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | Washington | New York | Stamford | Los Angeles | San Diego | San Francisco | London

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

July 25, 2017

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought. We express no opinion or confirmation as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, FINRA rules or stock exchange rules (without limiting other laws excluded by customary practice).

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.